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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001 (except for Note J, as to which the date is March 8, 2002), in the Registration Statement (Form S-4) and related Prospectus of OM Group, Inc. for the registration of 9 1/4% Senior Subordinated Notes due 2011 ($400 million aggregate principal amount).


                                             /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 8, 2002